 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-270605
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 16, 2023)
AMPHENOL CORPORATION
$500,000,000 Floating Rate Senior Notes due 2027
$750,000,000 3.800% Senior Notes due 2027
$750,000,000 3.900% Senior Notes due 2028
$1,000,000,000 4.125% Senior Notes due 2030
$1,250,000,000 4.400% Senior Notes due 2033
$1,600,000,000 4.625% Senior Notes due 2036
$1,650,000,000 5.300% Senior Notes due 2055

We are offering $500,000,000 aggregate principal amount of our Floating Rate Senior Notes due 2027 (the “floating rate notes”), $750,000,000 aggregate principal amount of our 3.800% Senior Notes due 2027 (the “2027 notes”), $750,000,000 aggregate principal amount of our 3.900% Senior Notes due 2028 (the “2028 notes”), $1,000,000,000 aggregate principal amount of our 4.125% Senior Notes due 2030 (the “2030 notes”), $1,250,000,000 aggregate principal amount of our 4.400% Senior Notes due 2033 (the “2033 notes”), $1,600,000,000 aggregate principal amount of our 4.625% Senior Notes due 2036 (the “2036 notes”) and $1,650,000,000 aggregate principal amount of our 5.300% Senior Notes due 2055 (the “2055 notes” and, together with the floating rate notes, the 2027 notes, the 2028 notes, the 2030 notes, the 2033 notes, and the 2036 notes, the “notes”).
The floating rate notes will bear interest at a floating rate per annum, reset quarterly, equal to Compounded SOFR (as defined herein), plus 0.53%. We will pay interest on the floating rate notes quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2026. Interest will accrue on the floating rate notes from the date of original issuance. The floating rate notes will mature on November 15, 2027.
We will pay interest on the 2027 notes semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026, we will pay interest on the 2028 notes semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026, we will pay interest on the 2030 notes semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026, we will pay interest on the 2033 notes semi-annually on February 15 and August 15 of each year, beginning on February 15, 2026, we will pay interest on the 2036 notes semi-annually on February 15 and August 15 of each year, beginning on February 15, 2026 and we will pay interest on the 2055 notes semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026.
Each series of the notes will be our unsecured senior obligations and will rank equally in right of payment with all of our other unsecured senior indebtedness outstanding from time to time.
On August 3, 2025, we entered into a definitive purchase agreement (the “Purchase Agreement”) with CommScope Holding Company, Inc. (“CommScope”) to acquire CommScope’s Connectivity and Cable Solutions businesses, specifically the Data Center Connectivity Solutions business, the Broadband Communications business and the Building Connectivity Solutions business (collectively, the “CCS Business”), for an aggregate purchase price of approximately $10.5 billion in cash, subject to customary post-closing adjustments (the “CCS Acquisition”). We intend to use the net proceeds from the offering of the notes, together with cash on hand, borrowings under the Delayed Draw Term Loan Facilities (as defined herein) and/or borrowings under our U.S. commercial paper program, to pay the cash consideration for the CCS Acquisition and the payment of fees and expenses related to the CCS Acquisition. Aggregate borrowings under the Delayed Draw Term Loan Facilities and our U.S. commercial paper program are not expected to exceed the amounts available to be drawn under the Delayed Draw Term Loan Facilities. See “Use of Proceeds.” The offering of the notes is not conditioned upon the completion of the CCS Acquisition which, if completed, will occur subsequent to the closing of this offering.
The floating rate notes will not be subject to redemption prior to maturity at our option. We may redeem some or all of the 2027 notes, the 2028 notes, the 2030 notes, the 2033 notes, the 2036 notes and the 2055 notes from time to time at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement.
In addition, each series of the notes will be subject to a “special mandatory redemption” in the event that (i) the CCS Acquisition is not consummated on or prior to the later of (x) August 3, 2026 (the “Outside

Date”) or (y) the date that is five business days after any later date to which the parties to the Purchase Agreement may agree to extend the Outside Date in the Purchase Agreement or to which the Outside Date is automatically extended pursuant to the terms of the Purchase Agreement (the “Special Mandatory Redemption End Date”), or (ii) we notify the trustee under the indenture in writing that we will not pursue consummation of the CCS Acquisition. We refer to each of such events as a “special mandatory redemption event.” If a special mandatory redemption event occurs, we will be required to redeem the outstanding notes of each series at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the special mandatory redemption date. See “Description of the Notes — Special Mandatory Redemption.” The proceeds from this offering will not be deposited into an escrow account and you will not receive a security interest in such proceeds.
Unless we have previously redeemed the notes, if a Change of Control Repurchase Event (as defined herein) occurs, we will be required to offer to repurchase the notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to, but not including, the date of repurchase as described under “Description of the Notes — Change of Control” in this prospectus supplement.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 5 of the accompanying prospectus and the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, for a discussion of certain risks you should consider carefully before investing in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Prices to Public(1)		Underwriting Discount		Proceeds to us (before expenses)
	Per note	Total	Per note	Total	Per note	Total
Floating rate notes	100.000%	$500,000,000	0.350%	$1,750,000	99.650%	$498,250,000
2027 notes	99.932%	$749,490,000	0.350%	$2,625,000	99.582%	$746,865,000
2028 notes	99.892%	$749,190,000	0.400%	$3,000,000	99.492%	$746,190,000
2030 notes	99.892%	$998,920,000	0.600%	$6,000,000	99.292%	$992,920,000
2033 notes	99.877%	$1,248,462,500	0.625%	$7,812,500	99.252%	$1,240,650,000
2036 notes	99.893%	$1,598,288,000	0.650%	$10,400,000	99.243%	$1,587,888,000
2055 notes	99.835%	$1,647,277,500	0.875%	$14,437,500	98.960%	$1,632,840,000
Combined Total		$7,491,628,000		$46,025,000		$7,445,603,000

(1)
Plus accrued interest, if any, from November 10, 2025, if settlement occurs after that date.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about November 10, 2025, which is the tenth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+10”). You should be advised that trading of the notes may be affected by the T+10 settlement. See “Underwriting.”
Joint Book-Running Managers
J.P. MorganBNP PARIBASMizuhoBofA Securities
CitigroupTD SecuritiesBarclaysCOMMERZBANKGoldman Sachs & Co. LLCHSBC
Senior Co-Managers
Standard Chartered Bank US Bancorp
Co-Managers
Siebert Williams Shank	ING	Loop Capital Markets
The date of this prospectus supplement is October 27, 2025.

Each of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If you receive any different or inconsistent information, you should not rely on it.
You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities, including the notes, described in the accompanying prospectus.
The accompanying prospectus provides you with a general description of the senior debt securities, and this prospectus supplement contains specific information about the terms of this offering of the notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or the accompanying prospectus, may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will modify or supersede that information in the accompanying prospectus.
Before making your investment decision, you should read and carefully consider this prospectus supplement and the accompanying prospectus, together with the additional information in the documents referred to in the sections entitled “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Information by Reference” in this prospectus supplement.
Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” “Amphenol,” “APH” and “the Company” are to Amphenol Corporation and, as applicable, its consolidated subsidiaries, except for purposes of the description of the notes included in this prospectus supplement and the accompanying prospectus, where references to such terms refer only to Amphenol Corporation and do not include Amphenol Corporation’s subsidiaries. When we refer to the “notes” in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, the expected timing for the closing of certain acquisitions or other matters. Although the Company believes the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.
A description of some of these uncertainties and other risks is set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein, as well as other reports filed with the SEC, including, but not limited to,

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our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not identified in these documents that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at the time of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate.
The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.
TRADEMARKS
We own or have the rights to use various trademarks, logos, and service marks in the operation of our business. This prospectus supplement may also include trademarks, logos, service marks, and trade names of other companies that, to our knowledge, are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, logos, service marks, or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, certain of our trademarks, service marks, and trade names referred to in or incorporated by reference in this prospectus supplement may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and the information that we file later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus supplement and the documents listed below. We hereby “incorporate by reference” the following documents that have been or will be filed with the SEC:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on February 7, 2025);

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Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2025;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 (filed with the SEC on April 25, 2025), June 30, 2025 (filed with the SEC on July 25, 2025) and September 30, 2025 (filed with the SEC on October 24, 2025);

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Our Current Reports on Form 8-K, filed on May 14, 2025, May 16, 2025, June 10, 2025, June 12, 2025 (for the reporting date June 11, 2025), June 12, 2025 (for the reporting date June 12, 2025), June 16, 2025 and August 25, 2025; and

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All of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the time all the notes are sold in this offering.

We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:
Investor Relations
Amphenol Corporation
358 Hall Avenue
Wallingford, CT 06492
Telephone No: (203) 265-8900

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SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks of investing in the notes described under “Risk Factors” in this prospectus supplement in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein, and our financial statements and the notes to those statements incorporated by reference herein before you decide to invest in the notes. See also “Where You Can Find More Information” in the accompanying prospectus.
Our Company
We are one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial, high-speed and specialty cable. We estimate, based on recent reports of industry analysts, that worldwide sales of interconnect and sensor-related products were approximately $250 billion in 2024.
Certain predecessor businesses of the Company were founded in 1932 and the Company was incorporated under the laws of the State of Delaware in 1986. Our Class A Common Stock began trading on the New York Stock Exchange in 1991.
We align our businesses into three reportable business segments: (i) Harsh Environment Solutions, (ii) Communications Solutions and (iii) Interconnect and Sensor Systems. This alignment and segment structure reinforces our entrepreneurial culture and enables clear accountability of each of our business unit general managers, while enhancing the scalability of our business for the future. We have three segment managers who lead our respective reportable business segments, each reporting directly to our Chief Executive Officer.
A description of each of our reportable business segments is as follows:
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Harsh Environment Solutions — the Harsh Environment Solutions segment designs, manufactures and markets a broad range of ruggedized interconnect products, including connectors and interconnect systems, specialty cable, printed circuits and printed circuit assemblies and other products for use in the industrial, defense, commercial aerospace, automotive, communications networks and information technology and data communications end markets.

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Communications Solutions — the Communications Solutions segment designs, manufactures and markets a broad range of connector and interconnect systems, including high speed, radio frequency, power, fiber optic and other products, coaxial and high-speed cable, as well as antennas, for use in the information technology and data communications, mobile devices, industrial, communications networks, automotive, commercial aerospace and defense end markets.

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Interconnect and Sensor Systems — the Interconnect and Sensor Systems segment designs, manufactures and markets a broad range of sensors, sensor-based systems, connectors and value-add interconnect systems used in the automotive, industrial, information technology and data communications, communications networks, defense and commercial aerospace end markets.

Our overall strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of quality and service on a worldwide basis while maintaining continuing programs of productivity improvement and cost control. Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our website is located at http://www.amphenol.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
Recent Developments
CCS Acquisition
On August 3, 2025, we entered into the Purchase Agreement in connection with the CCS Acquisition for an aggregate purchase price of approximately $10.5 billion in cash, subject to customary post-closing adjustments. The CCS Acquisition is expected to close before the end of the first quarter of 2026 and is subject to the receipt of customary regulatory approvals and the satisfaction of other customary closing conditions. We have obtained committed financing from J.P. Morgan Chase Bank, N.A., BNP Paribas and Mizuho Bank, Ltd. to fund the transaction. We intend to use the net proceeds from this offering, together with cash on hand, borrowings under the Delayed Draw Term Loan Facilities and/or borrowings under our U.S. commercial paper program, to pay the cash consideration for the CCS Acquisition and the payment of fees and expenses related to the CCS Acquisition. Aggregate borrowings under the Delayed Draw Term Loan Facilities and our U.S. commercial paper program are not expected to exceed the amounts available to be drawn under the Delayed Draw Term Loan Facilities. See “Use of Proceeds.”
CommScope, headquartered in Claremont, North Carolina, is a global provider of infrastructure solutions for communication, data center and entertainment networks. Under the Purchase Agreement, we will acquire CommScope’s CCS Business, which consists of the Data Center Connectivity Solutions business, the Broadband Communications business and the Building Connectivity Solutions business. The Data Center Connectivity Solutions business primarily sells fiber optic interconnect solutions to customers in the IT datacom market, the Broadband Communications business primarily sells fiber optic and other interconnect solutions to customers in the communications networks market and the Building Connectivity Solutions business primarily sells a broad array of interconnect solutions integrated into existing and next-generation building technology in the industrial market. If and when the CCS Acquisition is consummated, we expect to report the CCS Business within our Communications Solutions segment.
The offering of the notes is not conditioned upon the completion of the CCS Acquisition which, if completed, will occur subsequent to the closing of this offering. However, each series of the notes will be subject to a “special mandatory redemption” in the event that (i) the CCS Acquisition is not consummated on or prior to the later of (x) the Outside Date or (y) the Special Mandatory Redemption End Date, or (ii) we notify the trustee under the indenture in writing that we will not pursue consummation of the CCS Acquisition. We refer to each of such events as a “special mandatory redemption event.” If a special mandatory redemption event occurs, we will be required to redeem the outstanding notes of each series at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the special mandatory redemption date. See “Description of the Notes — Special Mandatory Redemption.”
Delayed Draw Term Loans
On August 22, 2025, we entered into (i) a three-year, $2 billion unsecured delayed draw term loan credit agreement among us, certain of our subsidiaries, a syndicate of financial institutions and JPMorgan Chase Bank, N.A., acting as the administrative agent (the “Three-Year Delayed Draw Term Loan Facility”; the commitments thereunder, the “Three Year Delayed Draw Term Commitments” and the loans thereunder, the “Three Year Delayed Draw Term Loans”), which is scheduled to mature on the three year anniversary of the funding date, and (ii) a 364-day, $2 billion unsecured delayed draw term loan credit agreement among us, certain of our subsidiaries, a syndicate of financial institutions and JPMorgan Chase Bank, N.A., acting as the administrative agent (the “364-Day Delayed Draw Term Loan Facility” and, together with the Three-Year Delayed Draw Term Loan Facility, the “Delayed Draw Term Loan Facilities”; the commitments under the 364-Day Delayed Draw Term Loan Facility, the “364-Day Delayed Draw Term Commitments” and the loans thereunder, the “364-Day Delayed Draw Term Loans”; the Three Year Delayed Draw Term Commitments and the 364-Day Delayed Draw Term Commitments, collectively, the “Delayed Draw Term Commitments” and the Three Year Delayed Draw Term Loans and 364-Day Delayed Draw Term Loans, the “Delayed Draw Term Loans”), which is scheduled to mature on the date that is 364 days after the funding date. The Delayed Draw Term Loans are undrawn to date and may each only be drawn in a single drawing over the life of the facilities. The Delayed Draw Term Commitments may be permanently reduced, and the Delayed Draw Term Loans may be repaid, in each case, at any time without premium or penalty and, once Delayed Draw Term Loans are prepaid, cannot be reborrowed. We are required to prepay the Delayed Draw Term Loans with proceeds of certain debt incurrences. Interest rates in respect of the Delayed Draw Term Loans are based on a spread over either the base rate or the adjusted term SOFR, which spread varies based on our debt rating. The proceeds from the Delayed Draw Term Loans will be used to finance a portion of the consideration for the CCS Acquisition and certain related costs, fees and expenses. See “Use of Proceeds.”

THE OFFERING
The following summary contains basic information about the notes and is not intended to be complete.
For a more complete understanding of the notes, please refer to the sections entitled “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus. For purposes of the description of notes included in this prospectus supplement and the accompanying prospectus, references to “we,” “us” and “our” refer only to Amphenol Corporation and do not include its subsidiaries.
Issuer
Amphenol Corporation.
Securities Offered
$500,000,000 aggregate principal amount of floating rate Senior Notes due 2027.
$750,000,000 aggregate principal amount of 3.800% Senior Notes due 2027.
$750,000,000 aggregate principal amount of 3.900% Senior Notes due 2028.
$1,000,000,000 aggregate principal amount of 4.125% Senior Notes due 2030.
$1,250,000,000 aggregate principal amount of 4.400% Senior Notes due 2033.
$1,600,000,000 aggregate principal amount of 4.625% Senior Notes due 2036.
$1,650,000,000 aggregate principal amount of 5.300% Senior Notes due 2055.
The floating rate notes, the 2027 notes, the 2028 notes, the 2030 notes, the 2033 notes, the 2036 notes and the 2055 notes are sometimes referred collectively as the “notes” in this prospectus supplement.
Maturity Date
The floating rate notes will mature on November 15, 2027, the 2027 notes will mature on November 15, 2027, the 2028 notes will mature on November 15, 2028, the 2030 notes will mature on November 15, 2030, the 2033 notes will mature on February 15, 2033, the 2036 notes will mature on February 15, 2036 and the 2055 notes will mature on November 15, 2055.
Interest and Payment Dates
Interest on the floating rate notes will accrue at a floating rate per annum, reset quarterly on each Floating Rate Interest Payment Date (as defined herein), equal to Compounded SOFR, plus 0.53% (as described in “Description of the Notes —  General — Floating Rate Notes”). The 2027 notes will bear interest at an annual rate of 3.800%, the 2028 notes will bear interest at an annual rate of 3.900%, the 2030 notes will bear interest at an annual rate of 4.125%, the 2033 notes will bear interest at an annual rate of 4.400%, the 2036 notes will bear interest at an annual rate of 4.625% and the 2055 notes will bear interest at an annual rate of 5.300%.
Interest on the floating rate notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2026. Interest on the 2027 notes is payable semi-annually on May 15 and

November 15 of each year, beginning on May 15, 2026, interest on the 2028 notes is payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026, interest on the 2030 notes is payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026, interest on the 2033 notes is payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2026, interest on the 2036 notes is payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2026 and interest on the 2055 notes is payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026.
Optional Redemption
We may not redeem the floating rate notes prior to maturity at our option. We may redeem some or all of the 2027 notes, the 2028 notes, the 2030 notes, the 2033 notes, the 2036 notes and the 2055 notes from time to time at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement.
Special Mandatory Redemption
Each series of notes will be subject to a “special mandatory redemption” in the event that (i) the CCS Acquisition is not consummated on or prior to the later of (x) the Outside Date or (y) the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture in writing that we will not pursue consummation of the CCS Acquisition. We refer to each of such events as a “special mandatory redemption event.” If a special mandatory redemption event occurs, we will be required to redeem the outstanding notes of each series at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the special mandatory redemption date. See “Description of the Notes — Special Mandatory Redemption.”
Repurchase upon a Change of
Control
The occurrence of a “Change of Control Repurchase Event” (as defined under “Description of the Notes — Change of Control” in this prospectus supplement) will require us to offer to repurchase from you all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). See “Description of the Notes — Change of Control” in this prospectus supplement.
Ranking
The notes will:
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be our general unsecured senior obligations;

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be effectively subordinated in right of payment to any future secured indebtedness to the extent of the value of the assets securing such debt;

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be structurally subordinated to any indebtedness of our subsidiaries, including certain of our subsidiaries’ obligations as borrowers or guarantors under our revolving credit facility and the Delayed Draw Term Loans;

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rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including indebtedness under our revolving credit facility, the Delayed Draw Term Loans, our commercial paper programs, the 4.750% Senior Notes due 2026 (the “4.750% 2026 Notes”), the 5.050% Senior Notes due 2027 (the “5.050% 2027 Notes”), the 4.375% Senior Notes due 2028 (the “4.375% 2028 Notes”), the 5.050% Senior Notes due 2029 (the “5.050% 2029 Notes”), the 4.350% Senior Notes due 2029 (the “4.350% 2029 Notes”), the 2.800% Senior Notes due 2030 (the “2.800% 2030 Notes”), the 2.200% Senior Notes due 2031 (the “2.200% 2031 Notes”), the 3.125% Euro Senior Notes due 2032 (the “3.125% 2032 Euro Notes”), the 5.250% Senior Notes due 2034 (the “5.250% 2034 Notes”), the 5.000% Senior Notes due 2035 (the “5.000% 2035 Notes”) and the 5.375% Senior Notes due 2054 (the “5.375% 2054 Notes”) and with our guarantee of the 0.750% Euro Senior Notes due 2026 (the “2026 Euro Notes”) and the 2.000% Euro Senior Notes due 2028 (the “2028 Euro Notes” and, together with the 4.750% 2026 Notes, the 5.050% 2027 Notes, the 4.375% 2028 Notes, the 5.050% 2029 Notes, the 4.350% 2029 Notes, the 2.800% 2030 Notes, the 2.200% 2031 Notes, the 3.125% 2032 Euro Notes, the 5.250% 2034 Notes, the 5.000% 2035 Notes, 5.375% 2054 Notes and the 2026 Euro Notes, the “existing notes”) issued by our subsidiary, Amphenol Technologies Holding GmbH; and

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be senior in right of payment to any future senior subordinated or subordinated debt.

As of September 30, 2025, on a pro forma as adjusted basis after giving effect to this offering, borrowings under the Delayed Draw Term Loan Facilities (assuming borrowing of the full amount available to be drawn under each Delayed Draw Term Loan Facility and no borrowings under our U.S. commercial paper program) and the application of the net proceeds from this offering and the Delayed Draw Term Loans as more fully described in “Use of Proceeds” in this prospectus supplement:
•
we would have had approximately $19.5 billion of unsecured and unsubordinated indebtedness (including the Delayed Draw Term Loans, the notes and the existing notes), all of which would constitute senior indebtedness;

•
we would have had no secured indebtedness to which the notes would have been effectively subordinated; and

•
our subsidiaries (other than Amphenol Technologies Holding GmbH, the issuer of the 2026 Euro Notes and the 2028 Euro Notes, which are guaranteed by us) would have had approximately $31.3 million of indebtedness to which the notes would have been structurally subordinated.
Covenants
We will issue the notes under an indenture with U.S. Bank Trust Company, National Association, as trustee. The indenture, among other things, limits our ability to:
•
incur liens on Principal Property (as defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus);

•
engage in certain sale/leaseback transactions; and

•
consolidate or merge with or into, or sell substantially all of our assets to, another person.

These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of Senior Debt Securities — Covenants” in the accompanying prospectus.
Absence of Public Market for the Notes
Each series of the notes are a new issue of securities with no established trading market. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice. See “Risk Factors — Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained” in this prospectus supplement.
Use of Proceeds
We anticipate that the net proceeds from the offering, after deducting the underwriting discount and offering expenses payable by us, will be approximately $7,431.8 million. We intend to use the net proceeds from the offering of the notes, together with cash on hand, borrowings under the Delayed Draw Term Loan Facilities and/or borrowings under our U.S. commercial paper program, to pay the cash consideration for the CCS Acquisition and the payment of fees and expenses related to the CCS Acquisition. Aggregate borrowings under the Delayed Draw Term Loan Facilities and our U.S. commercial paper program are not expected to exceed the amounts available to be drawn under the Delayed Draw Term Loan Facilities. The closing of this offering is expected to occur prior to the consummation of the CCS Acquisition. If a special mandatory redemption event occurs, we will be required to redeem the outstanding notes of each series in a special mandatory redemption. Pending payment of the purchase price of the CCS Acquisition, the net proceeds from this offering are expected to be held as cash and cash equivalents. For more information, see “— Recent

Developments — CCS Acquisition,” “Use of Proceeds” and “Description of the Notes — Special Mandatory Redemption”.
Denominations
The notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Form of Notes
The notes of each series will be issued as fully registered notes, represented by one or more global notes registered in the name of Cede & Co., the nominee of the depositary, The Depository Trust Company (“DTC”). Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants. See “Global Securities” in the accompanying prospectus.
Governing Law
The notes will be governed by the laws of the State of New York.
Trustee, Paying Agent and Calculation Agent
U.S. Bank Trust Company, National Association.
Risk Factors
Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should evaluate the specific risks set forth in the section entitled “Risk Factors” in this prospectus supplement in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein. See “Risk Factors” beginning on page S-12 of this prospectus supplement.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The following tables set forth certain of our condensed consolidated financial data. The summary financial information presented below as of and for each of the three years ended December 31, 2024, 2023 and 2022, has been derived from, and should be read in conjunction with, the audited consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement. The summary financial information presented below as of September 30, 2025 and for each of the nine month periods ended September 30, 2025 and September 30, 2024 has been derived from our unaudited interim condensed consolidated financial statements incorporated by reference into this prospectus supplement, which include, in the opinion of our management, all normal and recurring adjustments that are necessary for the fair presentation of the results for such interim periods and dates.
The summary historical consolidated financial information may not be indicative of our future performance. You should read the information in conjunction with the section entitled “Risk Factors” contained in or incorporated by reference into this prospectus supplement and accompanying prospectus and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2024	2023	2022
(in millions)	(unaudited)		(audited)
Statements of Income Data:
Net sales	$16,655.7	$10,904.9	$15,222.7	$12,554.7	$12,623.0
Cost of sales	10,599.1	7,245.9	10,083.0	8,470.6	8,594.8
Selling, general and administrative expenses	1,854.7	1,340.4	1,855.4	1,489.9	1,420.9
Operating income	4,154.9	2,203.2	3,156.9	2,559.6	2,585.8
Net income attributable to APH	$3,074.8	$1,677.8	$2,424.0	$1,928.0	$1,902.3
Non-GAAP Data:
Adjusted operating income(a)	$4,279.7	$2,336.8	$3,302.5	$2,594.2	$2,607.3
Adjusted net income attributable to APH(a)	$3,018.5	$1,686.9	$2,382.1	$1,870.4	$1,864.7
Statements of Cash Flow and Other Data:
Net cash provided by operating activities from continuing operations	$3,652.5	$1,967.6	$2,814.7	$2,528.7	$2,174.6
Net cash used in investing activities from continuing operations	$(3,578.6)	$(2,398.2)	$(2,648.6)	$(1,393.7)	$(731.1)
Net cash provided by (used in) financing activities from continuing operations	$346.0	$515.8	$1,729.9	$(1,012.4)	$(1,196.7)
Capital expenditures	$(742.9)	$(465.6)	$(665.4)	$(372.8)	$(383.8)
	As of September 30,	As of December 31,
	2025	2024	2023	2022
(in millions)	(unaudited)	(audited)
Balance Sheet Data:
Cash and cash equivalents	$3,799.3	$3,317.0	$1,475.0	$1,373.1
Short-term investments	88.8	18.4	185.2	61.1
Working capital(b)	6,400.0	5,602.2	3,682.6	3,803.0
Total assets	27,143.0	21,440.2	16,526.4	15,326.2
Total debt(c)	8,067.1	6,886.1	4,337.3	4,577.7
Total equity	12,596.7	9,847.4	8,395.8	7,073.5

(a)
See “Supplemental Financial Information   Reconciliations of GAAP to Non GAAP Financial Measures” below.

(b)
Working capital is calculated as total current assets less total current liabilities.

(c)
Total debt includes long term debt and capital lease obligations and the current portion of long term debt and capital lease obligations.

SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to our Board of Directors and assessing related employee compensation measures.
Management believes that such non-GAAP financial measures may be helpful to investors in assessing our overall financial performance, trends and period-over-period comparative results. The following non-GAAP financial measures exclude income and expenses that are not directly related to our operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included below. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented in this section are on a continuing operations basis only and exclude any results associated with discontinued operations. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with our financial statements presented in accordance with GAAP.
The following are reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the periods presented:
	Nine Months Ended September 30,				Year ended December 31,
	2025		2024		2024		2023		2022
(in millions)	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH
Reported (GAAP)	$4,145.9	$3,074.8	$2,203.2	$1,677.8	$3,156.9	$2,414.0	$2,559.6	$1,928.0	$2,585.8	$1,902.3
Amortization of acquisition- related inventory step-up costs	77.8	59.6	18.2	14.0	18.2	14.0	—	—	—	—
Acquisition-related expenses	56.0	46.7	115.4	95.7	127.4	105.3	34.6	30.2	21.5	18.4
Gain on bargain purchase acquisition	—	—	—	—	—	—	—	(5.4)	—	—
Excess tax benefits related to stock-based compensation	—	(162.6)	—	(82.0)	—	(142.6)	—	(82.4)	—	(56.0)
Discrete tax items	—	—	—	(18.6)	—	(18.6)	—	—	—	—
Adjusted (non-GAAP)(1)	$4,279.7	$3,018.5	$2,336.8	$1,686.9	$3,302.5	$2,382.1	$2,594.2	$1,870.4	$2,607.3	$1,864.7

Note:
All data in the table above are on a continuing operations basis only and exclude results associated with discontinued operations.

(1)
The definitions of the non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income, as reported in the Consolidated Statements of Income contained in the financial statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Condensed Consolidated Statements of Income contained in the unaudited financial statements of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, which are incorporated by reference herein, excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.
Adjusted Net Income from continuing operations attributable to APH is defined as Net Income from continuing operations attributable to Amphenol Corporation, as reported in the Consolidated

Statements of Income contained in the financial statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Condensed Consolidated Statements of Income contained in the unaudited financial statements of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, which are incorporated by reference herein, excluding income and expenses and their specific tax effects, that are not directly related to the Company’s operating performance during the periods presented.

RISK FACTORS
Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should carefully consider the specific risks described below in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein. You could lose part or all of your investment.
The risks and uncertainties discussed in this prospectus supplement and in the documents incorporated by reference herein are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.
Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained.
The notes will constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or quotation of the notes on any automated dealer quotation system. We cannot assure you as to the development or liquidity of any trading market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your notes at any prices or at their fair market value.
If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the liquidity of any market for the notes.
The liquidity of any market for the notes will depend on a number of factors, including:
•
our credit ratings with major credit rating agencies;

•
the prevailing interest rates being paid by other companies similar to us;

•
the market price of our common shares;

•
our financial condition, operating performance and future prospects;

•
the market for similar securities;

•
the overall condition of the financial markets; and

•
the interest of securities dealers in making a market for the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the price of the notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell your notes will be favorable.
Despite our current or future indebtedness level, we may still be able to incur substantially more debt.
We may be able to incur substantial indebtedness in the future. The terms of the indenture governing the notes will not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company.

Our debt instruments contain restrictive covenants that may adversely affect our ability to operate our business.
The credit agreements governing our revolving credit facility and the Delayed Draw Term Loans and the indenture that will govern the notes and which governs our existing notes contain various covenants that limit our ability and the ability of our subsidiaries to, among other things:
•
incur certain liens;

•
enter into certain sale and leaseback transactions with respect to any of our Principal Property (as defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus);

•
consolidate or merge with or into, or sell substantially all of our assets to, another person;

•
make accounting changes, except as required or permitted under generally accepted accounting principles;

•
make a material change to the nature of our business;

•
engage in speculative transactions; and

•
incur additional indebtedness and guarantee indebtedness.

In addition, the credit agreements governing our revolving credit facility and the Delayed Draw Term Loan Facilities contain financial maintenance covenants limiting the ratio of debt to earnings before interest, taxes, depreciation and amortization. Although we were in compliance with the financial maintenance covenant under our revolving credit facility and the Delayed Draw Term Loan Facilities as of September 30, 2025, the ability to meet each financial maintenance covenant can be affected by events beyond our control, and we cannot provide assurance that we will continue to meet these tests. A breach of certain covenants under the revolving credit facility or the Delayed Draw Term Loan Facilities could also result in a default under our other indebtedness. Upon the occurrence of an event of default under any of our indebtedness, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit. If the lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay our revolving credit facility, the Delayed Draw Term Loan Facilities and other indebtedness, including these notes.
We may be unable to generate the cash flow to service our debt obligations, including the notes.
We cannot assure you that our business will generate sufficient cash flow, or that we will be able to borrow funds under our revolving credit facility, in an amount sufficient to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. Additionally, the covenants contained in our revolving credit facility and the Delayed Draw Term Loans restrict our ability to incur additional debt.
We may not be able to repurchase the notes upon a Change of Control Repurchase Event.
Upon the occurrence of a “Change of Control Repurchase Event” (as described under “Description of the Notes — Change of Control” in this prospectus supplement), we will be required to offer to repurchase all of our outstanding senior notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). However, we may not be able to repurchase the notes upon a Change of Control Repurchase Event because we may not have sufficient funds to do so. In addition, our future debt agreements may contain provisions that restrict us from repurchasing all of the notes tendered by holders upon a Change of

Control Repurchase Event. Our failure to repurchase the notes upon a Change of Control Repurchase Event would cause a default under the indenture that will govern the notes, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes.
In addition, case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to third bullet of the definition of “Change of Control” under the caption “Description of the Notes — Change of Control” in this prospectus supplement, if the outgoing directors were to approve the new directors for the purpose of avoiding the triggering of such change of control clause.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the 2027 notes, the 2028 notes, the 2030 notes, the 2033 notes, the 2036 notes and the 2055 notes prior to maturity, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement. We may redeem the 2027 notes, the 2028 notes, the 2030 notes, the 2033 notes, the 2036 notes and the 2055 notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the notes being redeemed.
The notes will be effectively subordinated in right of payment to any future secured indebtedness to the extent of the assets securing such indebtedness.
The notes will be unsecured and effectively subordinated in right of payment to any future secured indebtedness to the extent of the assets securing such indebtedness. Although the indenture limits our ability to incur liens on our Principal Property (as defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus), the notes will be effectively subordinated to any future debt secured by Principal Property to the extent permitted by the indenture or secured by any of our other assets. In the event of our liquidation or insolvency or other events of default on any such secured debt or upon acceleration of the notes in accordance with their terms, we will be permitted to make payment on the notes only after any such secured debt has been paid in full. After paying any such secured debt in full, we may not have sufficient assets remaining to pay any or all amounts due on the notes. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the notes, payment on the notes could be less, ratably, than on any such secured debt.
The notes will be structurally subordinated to any indebtedness of our subsidiaries.
The notes will be structurally subordinated to any indebtedness of our subsidiaries. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. As of September 30, 2025, our subsidiaries (other than Amphenol Technologies Holding GmbH, the issuer of the 2026 Euro Notes and the 2028 Euro Notes, which are guaranteed by us) would have had approximately $31.3 million of indebtedness to which the notes would have been structurally subordinated.
In addition, certain of our subsidiaries are guarantors under our revolving credit facility and the Delayed Draw Term Loan Facilities. Accordingly, the notes will be structurally subordinated to such subsidiaries’ obligations to guarantee our indebtedness under our revolving credit facility and the Delayed Draw Term Loan Facilities.
Our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries.
The notes are exclusively our obligations. Our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries. In addition, we are particularly dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to the indebtedness held by us.
SOFR has a limited history and its future performance cannot be predicted based on its historical performance.
The publication of SOFR began in April 2018, and, therefore, it has a limited history. The future performance of SOFR cannot be predicted based on its limited historical performance. Levels of SOFR going forward may bear little or no relation to historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, analysis of such data inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or the Notes may be inferred from any of the actual or historical indicative performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or the Notes. Changes in the levels of SOFR will affect the base rate and, therefore, the return on the Notes and the trading price of such Notes, but it is impossible to predict whether such levels will rise or fall.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. The volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repurchase agreement market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repurchase agreement market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to holders of the floating rate notes. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate debt securities that are linked to less volatile rates.
Any failure of SOFR to maintain market acceptance could adversely affect the floating rate notes.
SOFR was developed for use in certain U.S. Dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a broad Treasury repurchase financing rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of the floating rate notes and the price at which holders of the floating rate notes can sell the floating rate notes in the secondary market.
In addition, if SOFR does not continue to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, the trading price of the notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-based debt securities as a result. Holders of the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the floating rate notes is based on a Compounded SOFR rate and the SOFR Index, both of which have a limited history in the marketplace.
For each interest period with respect to the floating rate notes, the interest rate is based on Compounded SOFR, which is calculated using the SOFR Index (as defined herein) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes — General — Floating Rate Notes”, not the SOFR rate published on or in respect of a particular date during such floating rate notes interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any floating rate notes interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a floating rate notes interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the interest payment date for such floating rate notes interest period.
In addition, limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. The Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate used in the floating rate notes may not be widely adopted by other market participants. You should carefully review the specific formula for the Compounded SOFR rate used in the floating rate notes before making an investment in the floating rate notes. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of the floating rate notes.
Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Interest Determination Date (as defined herein) for such floating rate notes interest period. Because each such date is near the end of such interest period, holders of the floating rate notes will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for holders of the floating rate notes to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some holders of the floating rate notes may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.
The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the floating rate notes.
The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively limited history, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders of the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR

Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.
If we or our designee determine that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which is referred to as a “Benchmark Replacement,” as further described under the caption “Description of the Notes — General —  Floating Rate Notes.”
If a particular Benchmark Replacement (as defined herein) or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein), such as the Alternative Reference Rates Committee, (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of floating rate notes can sell such floating rate notes.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of floating rate notes can sell such floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.
We or our designee will make determinations, decisions and elections that could affect the return on, value of and market for the floating rate notes.
We or our designee will make certain determinations with respect to the floating rate notes as further described under “Description of the Notes — General — Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the floating rate notes in our or our designee’s sole discretion as further described under “Description of the Notes — General — Floating Rate Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. For further information regarding these types of determinations, see “Description of the Notes — General — Floating Rate Notes.”
Upon the occurrence of a “special mandatory redemption event,” we will be required to redeem the outstanding notes of each series at the “special mandatory redemption price.” As a result, holders of such redeemed notes may not obtain their expected return on the redeemed notes.
We may not consummate the CCS Acquisition within the timeframe specified under “Description of the Notes — Special Mandatory Redemption,” or the Purchase Agreement may be terminated. Our ability to consummate the CCS Acquisition is subject to customary closing conditions, including regulatory approvals and other matters over which we have limited or no control. We cannot assure you the CCS Acquisition will close on the time frame currently expected or at all. The notes of each series will be subject to a “special mandatory redemption” in the event that (i) the CCS Acquisition is not consummated on or prior to the later of (x) the Outside Date or (y) the Special Mandatory Redemption End Date, or (ii) we notify the trustee under the indenture in writing that we will not pursue consummation of the CCS Acquisition. We refer to each of such events as a “special mandatory redemption event.” If a special mandatory redemption event occurs, we will be required to redeem the outstanding notes of each series at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the special mandatory redemption date.
If we redeem the notes of each series pursuant to special mandatory redemption, you may not obtain your expected return on the redeemed notes. Your decision to invest in the notes is made at the time of the offering of such notes. You will have no rights under the special mandatory redemption provision in the event a special mandatory redemption event does not occur, nor will you have any right to require us to redeem your notes if, between (x) the closing of this offering and (y) the consummation of the CCS Acquisition, we experience any changes in our business or financial condition or if the terms of the CCS Acquisition change. See “Description of the Notes — Special Mandatory Redemption.”
We are not obligated to place the proceeds from the sale of the notes subject to the “special mandatory redemption” in escrow prior to the consummation of the CCS Acquisition.
Upon the occurrence of a “special mandatory redemption event,” we will be required to redeem the outstanding notes of each series at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the “special mandatory redemption date.” See “Description of the Notes — Special Mandatory Redemption.” We are not obligated to place the proceeds from the sale of the notes in escrow prior to the consummation of the CCS Acquisition or to provide a security interest in those proceeds, and there are no restrictions on our use of those proceeds during such time. Accordingly, we will need to fund the special mandatory redemption using cash on hand, proceeds of this offering that we have voluntarily retained or from other sources of liquidity.
The Purchase Agreement and related documents may be amended or modified without your consent.
Between the time of the issuance of the notes and the consummation of the CCS Acquisition, the parties to the Purchase Agreement or other related transaction documents may agree to modify or waive the terms or conditions of such documents without noteholder consent. The terms of the notes will not preclude the parties to the Purchase Agreement from making certain changes to the terms of the CCS Acquisition or from waiving certain conditions to the CCS Acquisition, which may adversely affect your investment in the notes.

USE OF PROCEEDS
We anticipate that the net proceeds to us from the sale of the notes, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $7,431.8 million. We intend to use the net proceeds from the offering of the notes, together with cash on hand, borrowings under the Delayed Draw Term Loan Facilities and/or borrowings under our U.S. commercial paper program, to pay the cash consideration for the CCS Acquisition and the payment of fees and expenses related to the CCS Acquisition. Aggregate borrowings under the Delayed Draw Term Loan Facilities and our U.S. commercial paper program are not expected to exceed the amounts available to be drawn under the Delayed Draw Term Loan Facilities.
The closing of this offering is expected to occur prior to the consummation of the CCS Acquisition. If a special mandatory event occurs, we will be required to redeem the outstanding notes of each series in a special mandatory redemption. Pending payment of the purchase price of the CCS Acquisition, the net proceeds from this offering are expected to be held as cash and cash equivalents. For more information, see “Description of the Notes — Special Mandatory Redemption”.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2025 on a historical basis and on a pro forma as adjusted basis to give effect to borrowings under the Delayed Draw Term Loan Facilities (assuming borrowing of the full amount available to be drawn under each Delayed Draw Term Loan Facility and no borrowings under our U.S. commercial paper program) and the sale of the $7,500.0 million aggregate principal amount of notes offered hereby, after deducting the underwriting discounts and estimated offering expenses payable by us, as if borrowings under the Delayed Draw Term Loan Facilities and this offering and the application of net proceeds from the Delayed Draw Term Loans and this offering had occurred on September 30, 2025. For purposes of this presentation, the net proceeds from borrowings under the Delayed Draw Term Loan Facilities and the offering of the notes are reflected as cash and cash equivalents in the As Adjusted column of the table. The presentation below assumes that no borrowings are made under our U.S. commercial paper program to fund the CCS Acquisition. See “Use of Proceeds” in this prospectus supplement.
This table is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of September 30, 2025
(In millions)	Historical	Pro Forma As Adjusted
Cash and cash equivalents	$3,799.3	$15,231.1
Indebtedness(a):
Short-term borrowings including obligations under capital leases:
4.750% Senior Notes due 2026	349.8	349.8
0.750% Euro Senior Notes due 2026 of Amphenol Technologies Holding GmbH(b)	586.8	586.8
364-day delayed draw term loan	—	2,000.0
Other	1.9	1.9
Short-term deferred debt issuance costs	(0.9)	(0.9)
Total short-term borrowings	937.6	2,937.6
Long-term debt including obligations under capital lease:
Revolving credit facility	$—	$—
Three-year delayed draw term loan	—	2,000.0
U.S. Commercial Paper Program	—	—
Euro Commercial Paper Program issued by Amphenol Technologies Holding GmbH(b)	—	—
5.050% Senior Notes due 2027	701.4	701.4
4.375% Senior Notes due 2028	749.4	749.4
5.050% Senior Notes due 2029	449.7	449.7
4.350% Senior Notes due 2029	499.8	499.8
2.800% Senior Notes due 2030	899.7	899.7
2.200% Senior Notes due 2031	748.4	748.4
3.125% Euro Senior Notes due 2032(b)	699.2	699.2
5.250% Senior Notes due 2034	599.5	599.5
5.000% Senior Notes due 2035	746.6	746.6
5.375% Senior Notes due 2054	492.4	492.4

	As of September 30, 2025
(In millions)	Historical	Pro Forma As Adjusted
2.000% Euro Senior Notes due 2028 of Amphenol Technologies Holding GmbH(b)	586.1	586.1
Floating Rate Senior Notes due 2027 offered hereby	—	500.0
3.800% Senior Notes due 2027 offered hereby	—	749.5
3.900% Senior Notes due 2028 offered hereby	—	749.2
4.125% Senior Notes due 2030 offered hereby	—	998.9
4.400% Senior Notes due 2033 offered hereby	—	1,248.5
4.625% Senior Notes due 2036 offered hereby	—	1,598.3
5.300% Senior Notes due 2055 offered hereby	—	1,647.3
Other	0.3	0.3
Long-term deferred debt issuance costs	(43.0)	(102.8)
Total long-term debt	$7,129.5	$16,561.3
Total indebtedness	$8,067.1	$19,498.9
Total equity	$12,596.7	$12,596.7
Total capitalization	$20,663.8	$32,095.6

(a)
Amounts shown are net of any unamortized discount.

(b)
Based on the closing exchange rate as reported by Bloomberg of U.S. $1.1739= €1.00 as of September 30, 2025.

DESCRIPTION OF THE NOTES
The following description of the notes should be read together with the description set forth in the accompanying prospectus under the heading “Description of Senior Debt Securities.” In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.
The description of the notes in this prospectus supplement and the accompanying prospectus is only a summary and is intended to be a useful overview of the material provisions of the notes and the indenture, but is not intended to be comprehensive. Since this description of the notes is only a summary, you should refer to the indenture for a complete description of our obligations and your rights thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which the accompanying prospectus is a part.
Each series of the notes are a series of “senior debt securities” as described in the accompanying prospectus. We will issue the notes under an indenture, dated as of March 16, 2023 (as such indenture has been and may be amended from time to time, the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939, as amended.
We may, without notice to, or the consent of, the registered holders of the applicable series of notes, issue an unlimited principal amount of additional notes having identical terms and conditions as the notes of such series, other than, in each case, the issue date, issue price and, in some cases, the first interest payment date. We will only be permitted to issue such additional notes if, at the time of such issuance, we are in compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the applicable series of notes offered hereby and will vote on all matters with the holders of the notes of such series, provided that if such additional notes are not fungible for U.S. federal income tax purposes with the notes of such series offered hereby, such additional notes will be issued with a separate CUSIP number.
When we refer to “we,” “us” or “our” in this section, we refer only to Amphenol Corporation, the issuer of the notes, and not to its subsidiaries. Unless otherwise defined in this section below, capitalized terms used in this “Description of the Notes” section are defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus.
General
The floating rate notes will be initially limited to $500,000,000 aggregate principal amount in this offering, the 2027 notes will be initially limited to $750,000,000 aggregate principal amount in this offering, the 2028 notes will be initially limited to $750,000,000 aggregate principal amount in this offering, the 2030 notes will be initially limited to $1,000,000,000 aggregate principal amount in this offering, the 2033 notes will be initially limited to $1,250,000,000 aggregate principal amount in this offering, the 2036 notes will be initially limited to $1,600,000,000 aggregate principal amount in this offering and the 2055 notes will be initially limited to $1,650,000,000 aggregate principal amount in this offering; however, we may issue additional notes of each series at a later time that will be part of the same issue as the series of notes offered hereby as described above. The floating rate notes will mature on November 15, 2027, the 2027 notes will mature on November 15, 2027, the 2028 notes will mature on November 15, 2028, 2030 notes will mature on November 15, 2030, the 2033 notes will mature on February 15, 2033, the 2036 notes will mature on February 15, 2036 and the 2055 notes will mature on November 15, 2055, unless earlier redeemed by us, and upon surrender will be repaid at 100% of the principal amount thereof.
The notes of each series will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of and premium, if any, and interest on the notes are payable in immediately available funds in U.S. dollars, or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at our office or agency in Hartford, Connecticut (which initially shall be the corporate trust office of the trustee, at U.S. Bank Trust Company, National Association, 185 Asylum Street,

27th Floor, Hartford, Connecticut 06103), except that, at our option, payment of interest may be made by check mailed to the registered holders of the notes at their registered addresses. No service charge will be made for any registration of transfer or exchange of notes, but we or the trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.
In any case where the date of payment of the principal of or premium, if any, or interest on the notes, including the date, if any, fixed for redemption or repurchase of the notes, shall not be a “business day” (as defined below), then payment of principal, premium or interest need not be made on that date at such place but may be made on the next succeeding business day, with the same force and effect as if made on the applicable payment date or the date fixed for redemption or repurchase, and no interest shall accrue for the period after that date. A “business day” shall mean a day that is not, in Hartford, Connecticut, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.
Floating Rate Notes
The floating rate notes will bear interest at a floating rate per annum, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.53%. In no event will the interest on the floating rate notes be less than zero. Interest on the floating rate notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2026, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date, whether or not a business day. Interest on the floating rate notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the floating rate notes. If the February 15, May 15, August 15 or November 15 of any year is not a business day (as defined herein), then the next succeeding business day will be the applicable Floating Rate Interest Payment Date and interest on the floating rate notes will be paid on such next succeeding business day (unless such next succeeding business day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the business day immediately preceding such February 15, May 15, August 15 or November 15, and interest on the floating rate notes will be paid on such immediately preceding business day). If the maturity date of the floating rate notes is not a business day, the payment of principal of, and interest on, the floating rate notes will be made on the next succeeding business day, and no interest will accrue for the period from and after the maturity date.
The “initial Interest Period” means the period from and including the settlement date of the floating rate notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the floating rate notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the floating rate notes to, but excluding, the maturity date. Interest on the floating rate notes will be computed on the basis of the actual number of days elapsed in an Interest Period over a 360-day year.
The interest rate for the initial Interest Period will be Compounded SOFR determined on February 12, 2026, plus 0.53%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.53%.
U.S. Bank Trust Company, National Association, or its successor appointed by us, will act as calculation agent.
The amount of interest accrued and payable on the floating rate notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the floating rate notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

As used herein the following terms have the meanings assigned to them:
“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):
where:
“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;
“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period; and
“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)   the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:
(2)   if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:
(i)   if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below;
(ii)   if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.
“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).
“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.
“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the floating rate notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.
“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailable
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.
Effect of a Benchmark Transition Event
If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(1)   will be conclusive and binding absent manifest error;
(2)   will be made in our or our designee’s sole discretion; and
(3)   notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.
Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the calculation agent, trustee or paying agent be responsible for making any such determination, decision or election.
As used herein the following terms have the meanings assigned to them:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)   the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)   the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)   the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)   the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)   if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)   the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)   in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)   a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Fixed Rate Notes
The 2027 notes will bear interest at the rate of 3.800% per annum, the 2028 notes will bear interest at the rate of 3.900% per annum, the 2030 notes will bear interest at the rate of 4.125% per annum, the 2033 notes will bear interest at the rate of 4.400% per annum, the 2036 notes will bear interest at the rate of 4.625% per annum and the 2055 notes will bear interest at the rate of 5.300% per annum. The 2027 notes will accrue interest on their principal amount from November 10, 2025 or from the most recent interest payment date on which interest has been paid or provided for, the 2028 notes will accrue interest on their principal amount from November 10, 2025 or from the most recent interest payment date on which interest has been paid or provided for, the 2030 notes will accrue interest on their principal amount from November 10, 2025 or from the most recent interest payment date on which interest has been paid or provided for, the 2033 notes will accrue interest on their principal amount from November 10, 2025 or from the most recent interest payment date on which interest has been paid or provided for, the 2036 notes will accrue interest on their principal amount from November 10, 2025 or from the most recent interest payment date on which interest has been paid or provided for and the 2055 notes will accrue interest on their principal amount from November 10, 2025 or from the most recent interest payment date on which interest has been paid or provided for. Interest on the notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the 2027 notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026, interest on the 2028 notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026, interest on the 2030 notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026, interest on the 2033 notes will be payable semi-annually on February 15 and August 15 of each year, beginning on

February 15, 2026, interest on the 2036 notes will be payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2026 and interest on the 2055 notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026 (each such date is referred to as an “interest payment date”), until the principal amount has been paid or made available for payment, to holders of each series of notes at the close of business on, with respect to the 2027 notes, May 1 or November 1, immediately preceding the applicable interest payment date, with respect to the 2028 notes, May 1 or November 1, immediately preceding the applicable interest payment date, with respect to the 2030 notes, May 1 or November 1, immediately preceding the applicable interest payment date, with respect to the 2033 notes, February 1 or August 1, immediately preceding the applicable interest payment date, with respect to the 2036 notes, February 1 or August 1, immediately preceding the applicable interest payment date and with respect to the 2055 notes, May 1 or November 1, immediately preceding the applicable interest payment date(each such date is referred to as an “interest record date”).
Optional Redemption
The floating rate notes will not be subject to redemption at our option.
The Company may we may redeem the 2027 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 5 basis points, less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
Prior to the Par Call Date (as defined below), we may redeem the 2028 notes, the 2030 notes, the 2033 notes, the 2036 notes and the 2055 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2028 notes, 10 basis points in the case of the 2030 notes, 10 basis points in the case of the 2033 notes, 10 basis points in the case of the 2036 notes and 15 basis points in the case of the 2055 notes, in each case less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.
On or after the applicable Par Call Date, we may redeem the 2028 notes, the 2030 notes, the 2033 notes, the 2036 notes and the 2055 notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 notes, the 2030 notes, the 2033 notes, the 2036 notes and the 2055 notes being redeemed, respectively, plus accrued and unpaid interest thereon to, but not including, the redemption date
For purposes of this “— Optional Redemption” section, the following terms have the following meanings:
“Par Call Date” means (a) with respect to the 2028 notes, October 15, 2028 (one month prior to the maturity date), (b) with respect to the 2030 notes, October 15, 2030 (one month prior to the maturity date), (c) with respect to the 2033 notes, December 15, 2032 (two months prior to the maturity date), (d) with respect to the 2036 notes, November 15, 2035 (three months prior to the maturity date) and (e) with respect to the 2055 notes, May 15, 2055 (six months prior to the maturity date).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to a series of notes shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Except as described above and under the special mandatory redemption provision described below, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.
The trustee, the calculation agent and the paying agent shall not be responsible for performing or verifying any calculations required in connection with a redemption.
Ranking
The notes will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness, including the 4.750% 2026 Notes, the 5.050% 2027 Notes, the 4.375% 2028 Notes, the 5.050% 2029 Notes, the 4.350% 2029 Notes, the 2.800% 2030 Notes, the 2.200% 2031 Notes, the 3.125% 2032 Euro Notes, the 5.250% 2034 Notes, the 5.000% 2035 Notes and the 5.375% 2054 Notes and the indebtedness evidenced by our guarantee of the 2026 Euro Notes and the 2028 Euro Notes issued by our subsidiary, Amphenol Technologies Holding GmbH, and any borrowings under our revolving credit facility, the Delayed Draw Term Loan Facilities and our commercial paper programs. However, the notes are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of September 30, 2025, on a pro forma as adjusted basis after giving effect to this offering, borrowings under the Delayed Draw Term Loan Facilities (assuming borrowing of the full amount available to be drawn under each Delayed Draw Term Loan Facility and no borrowings under our U.S. commercial paper program) and the application of the net proceeds from this offering and the Delayed Draw Term Loans as more fully described in “Use of Proceeds” in this prospectus supplement:
•
we would have had approximately $19.5 billion of unsecured and unsubordinated indebtedness (including the Delayed Draw Term Loans, the notes and the existing notes), all of which would constitute senior indebtedness; we would have no secured indebtedness to which the notes would have been effectively subordinated; and

•
our subsidiaries (other than Amphenol Technologies Holding GmbH, the issuer of the 2026 Euro Notes and the 2028 Euro Notes, which are guaranteed by us) would have had approximately $31.3 million of indebtedness to which the notes would have been effectively subordinated.

The notes will be structurally subordinated to any indebtedness of our subsidiaries. The 2026 Euro Notes and the 2028 Euro Notes, which are guaranteed by us, constitute our general senior unsecured obligations and rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness, including the notes offered hereby. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. In addition, certain of our subsidiaries are guarantors under our revolving credit facility and the Delayed Draw Term Loan Facilities. Accordingly, the notes will be structurally subordinated to such subsidiaries’ obligations to guarantee our indebtedness under our revolving credit facility and the Delayed Draw Term Loan Facilities.
We are obligated to pay compensation to the trustee and to indemnify the trustee against certain losses, liabilities and expenses incurred by the trustee in connection with its duties relating to the notes. The trustee’s claims for these payments will generally be senior to those of holders of the notes in respect of all funds collected or held by the trustee.

Special Mandatory Redemption
We intend to use the net proceeds from the offering of the notes, together with cash on hand, borrowings under the Delayed Draw Term Loan Facilities and, if necessary, borrowings under our U.S. commercial paper program, to pay the cash consideration for the CCS Acquisition and the payment of fees and expenses related to the CCS Acquisition. See “Use of Proceeds.” The closing of this offering is expected to occur prior to the consummation of the CCS Acquisition. The notes of each series will be subject to a “special mandatory redemption” in the event that (i) the CCS Acquisition is not consummated on or prior to the later of (x) August 3, 2026 (the “Outside Date”) or (y) the date that is five business days after any later date to which the parties to the Purchase Agreement may agree to extend the Outside Date in the Purchase Agreement or to which the Outside Date is automatically extended pursuant to the terms of the Purchase Agreement (the “Special Mandatory Redemption End Date”), or (ii) we notify the trustee under the indenture in writing that we will not pursue consummation of the CCS Acquisition. We refer to each of such events as a “special mandatory redemption event.” If a special mandatory redemption event occurs, we will be required to redeem the outstanding notes of each series at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the special mandatory redemption date. The “special mandatory redemption date” will be selected by us and will be a date no later than ten business day following the occurrence of the special mandatory redemption event. Unless we default in payment of the special mandatory redemption price, on and after such special mandatory redemption date, interest on the notes will cease to accrue.
In the event that we become obligated to redeem the notes of each series pursuant to the special mandatory redemption, we, either directly or through the trustee at our expense, direction and on our behalf, will cause a notice of the special mandatory redemption to be sent, with a copy to the trustee, not later than five business days after the occurrence of the special mandatory redemption event to each holder of the notes of each series at their registered addresses. Such notice will also specify the special mandatory redemption date. If funds sufficient to pay the special mandatory redemption price of the notes of each series to be redeemed on the special mandatory redemption date are deposited with the paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the notes of each series to be redeemed will cease to bear interest and all rights under the notes of each series to be redeemed shall terminate.
Failure to make the special mandatory redemption, if required in accordance with the terms described above, will constitute an event of default with respect to the notes of each series.
There is no escrow account for, or security interest in, the proceeds of the offering for the benefit of the holders of the notes of each series.
Upon the consummation of the CCS Acquisition, the foregoing provisions regarding special mandatory redemption will cease to apply. For the purposes of the foregoing, the CCS Acquisition will be deemed consummated if the closing under the Purchase Agreement occurs, including after giving effect to any amendments or modifications to the Purchase Agreement or waivers thereunder acceptable to Amphenol. See “Risk Factors.”
For purposes of the foregoing discussion, the following definitions apply:
“CCS Business” means CommScope Holding Company, Inc.’s Connectivity and Cable Solutions businesses, specifically the Data Center Connectivity Solutions business, the Broadband Communications business and the Building Connectivity Solutions business.
“CCS Acquisition” means the proposed acquisition of the CCS Business by Amphenol, pursuant to the Purchase Agreement.
“Purchase Agreement” means the Purchase Agreement dated August 3, 2025, by and between Amphenol Corporation and CommScope Holding Company, Inc., as such agreement may be amended or modified or any provision thereof waived.

Change of Control
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under “— Optional Redemption” above, each holder will have the right to require us to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Repurchase Event, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will send, by first class mail, a notice to each holder, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:
(i)   that such Change of Control Repurchase Event has occurred or is pending and that such holder has the right to require us to repurchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”);
(ii)   if such notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;
(iii)   the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”); and
(iv)   the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its notes repurchased.
On the Change of Control Payment Date, we will, to the extent lawful:
(a)   accept for payment all notes or portions of notes (equal to $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(b)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and
(c)   deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased by us and, to the extent applicable, an executed new note or notes evidencing any unpurchased portion of any note or notes surrendered for which the trustee shall authenticate and deliver a new note or notes as provided below.
The trustee will as promptly as practicable mail, or cause the paying agent to promptly mail, to each holder of notes so tendered, the Change of Control Payment for such notes, and the trustee will as promptly as practicable authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, provided that each such new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.
If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.
Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to the Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under such offer.
We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under our other senior indebtedness and indebtedness of our subsidiaries and cause a default under the agreements related to such indebtedness may not constitute a Change of Control Repurchase Event under the indenture. Our revolving credit facility and our Delayed Draw Term Loan Facilities provides that the occurrence of certain change of control events would constitute a default thereunder. Future indebtedness of ours and our subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, any exercise by the holders of our outstanding senior notes of their right to require us to repurchase their notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchases on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — We may not be able to repurchase the notes upon a Change of Control Repurchase Event.”
Even if sufficient funds were otherwise available, the terms of our future indebtedness may prohibit our prepayment of the notes before their scheduled maturity. Consequently, if we are not able to prepay our senior indebtedness and any such other indebtedness containing similar restrictions or obtain requisite consents, we will not be able to fulfill our repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control Repurchase Event, resulting in a default under the indenture. A default under the indenture will result in a cross-default under our other senior indebtedness, including under our revolving credit facility and the Delayed Draw Term Loan Facilities.
The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving us by increasing the capital required to effectuate such transactions. The definition of “Change of Control” below includes a disposition of all or substantially all of our property and assets and our subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above. The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.
For purposes of this “— Change of Control” section, the following terms have the following meanings:
“Change of Control” means:
(a)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of our Voting Stock (or our successor by merger, consolidation or purchase of all or substantially all of our assets) (for the purposes of this clause, such person shall be deemed to beneficially own any of our Voting Stock held by a parent entity, if such person “beneficially owns” (as defined above), directly or indirectly, more than a majority of the voting power of the Voting Stock of such parent entity); or
(b)   we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or
(c)   the first day on which a majority of the members of our board of directors are not Continuing Directors; or
(d)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of the subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to us or one of our subsidiaries; or
(e)   the adoption by our stockholders of a plan or proposal for our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline with respect to such Change of Control. Notwithstanding anything in this “— Change of Control” section, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Directors” means, as of any date of determination, any member of our board of directors who (a) was a member of our board of directors on the date of issuance of the notes or (b) was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election.
“Investment Grade” means BBB− or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s shall not make a rating on the notes publicly available, another Rating Agency.
“Moody’s” means Moody’s Investors Service Inc. and its successors.
“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s or both do not make a rating on the notes publicly available, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) under the Exchange Act) or “organizations,” as the case may be, selected by us (as certified by a resolution of our board of directors), which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Rating Decline” means, with respect to a Change of Control, the notes cease to be rated Investment Grade by each Rating Agency on any date during the period (“Trigger Period”) from the date of the public notice of an arrangement that could result in such Change of Control until 60 days following the consummation of such Change of Control (which Trigger Period will be extended for so long as the rating on the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees, as applicable, of such person.
Reporting
As set forth in the indenture, we will be required, so long as any of the notes are outstanding, to file with the trustee (electronically or in hard copy), within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of such Sections, then we will file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. We will be deemed to have furnished such information, documents and reports to holders if we have filed such information, documents and reports with the SEC using the EDGAR filing system and such information, documents and reports are publicly available via EDGAR.
Additional Information
See “Description of Senior Debt Securities” in the accompanying prospectus for additional important information about the notes, including general information about the indenture, amendments and waivers to the indenture and the notes, permissible transfer and exchange of the notes, defeasance, the governing law of the indenture and the notes, the trustee, book-entry delivery and settlement of the notes, as well as a description of additional restrictions and covenants contained in the indenture, and a description of the events of default under the indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.
This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing notes of a series for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of such series of notes is sold to the public for cash). This discussion assumes that each series of notes is issued at par or with a statutorily defined de minimis amount of original issue discount.
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or potentially differing consequences to holders of indebtedness that is redeemed or repaid in connection with the CCS Acquisition. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to any alternative minimum tax;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
holders of any of our indebtedness that is repaid or repurchased substantially simultaneously with this offering;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations; and

•
persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Considerations Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Additional Payments
In certain circumstances (see “Description of the Notes — Optional Redemption”, “Description of the Notes — Special Mandatory Redemption” and “Description of the Notes — Change of Control”), we may be obligated to redeem or repurchase the notes of a series prior to their scheduled maturity and/or to pay amounts in excess of stated interest or principal on the notes of such series. We intend to take the position that the possibility of such redemption or repurchase or such payments does not result in the notes of any series being treated as contingent payment debt instruments under the applicable Treasury Regulations. Such position is not binding on the IRS. If the IRS successfully challenged this position, and the notes of any series were treated as contingent payment debt instruments, U.S. Holders of the notes of such series could be required to accrue interest income at a rate higher than the stated interest rate on such series of notes, regardless of the holder’s method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption, retirement, or other taxable disposition of a note of such series. Prospective investors should consult their tax advisors regarding the tax consequences if the notes of any series were treated as contingent payment debt instruments. The remainder of this discussion assumes that no notes of any series are treated as contingent payment debt instruments.
Payments of Interest
Interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss.

Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will generally be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Payments of Interest
Subject to the discussions below on backup withholding and FATCA withholding, interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding tax, provided that:
•
the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury, on IRS Form W-8BEN or W-8BEN-E, as applicable, that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury, on IRS Form W-8BEN or W-8BEN-E, as applicable, that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid on a note to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. However, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or other applicable documentation), certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain realized by a Non-U.S. Holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain realized by a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) and may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding
Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to Non-U.S. Holders, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker (other than a U.S.-related broker mentioned above) generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN THE NOTES.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include plan assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or over the management or disposition of a Covered Plan’s assets, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
Any Plan fiduciary that proposes to cause a Plan to purchase or hold the notes should consult with its legal advisors regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Similar Laws to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, Section 4975 of the Code or applicable Similar Law. In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving Covered Plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of a Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of the notes by a Covered Plan with respect to which we, an underwriter or any of our or their respective affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptions for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the Covered Plan assets involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider, provided that the Covered Plan has paid no more and received no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the notes that might be construed as prohibited transactions.
Other Plans
Plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA), while generally not subject the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. However, investment by such plans may be subject to the similar provisions of applicable Similar Laws. Fiduciaries of any such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing any notes.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation under any applicable Similar Laws.
Representation
Accordingly, by acceptance of and/or holding a note or any interest in a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (a) such purchaser or subsequent transferee is not acquiring or holding the notes for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of, any Plan or (b) the acquisition, holding and subsequent disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes (including any beneficial interest therein) on behalf of, or with the assets of, any Plan, consult with their advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and/or holding of the notes.
Nothing herein shall be construed as a representation or recommendation that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.
Each purchaser and holder of the notes have the exclusive responsibility for ensuring that its purchase and holding of the notes complies with the fiduciary responsibility rules of Title I of ERISA and does not violate the prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any notes (or beneficial interests therein) should consult and rely on their own advisors as to whether an investment in the notes is suitable for the Plan.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the notes. J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Mizuho Securities USA LLC and BofA Securities, Inc. are acting as representatives of the several underwriters. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Underwriters	Aggregate Principal Amount of Floating Rate Notes to be Purchased	Aggregate Principal Amount of 2027 Notes to be Purchased	Aggregate Principal Amount of 2028 Notes to be Purchased	Aggregate Principal Amount of 2030 Notes to be Purchased	Aggregate Principal Amount of 2033 Notes to be Purchased	Aggregate Principal Amount of 2036 Notes to be Purchased	Aggregate Principal Amount of 2055 Notes to be Purchased
J.P. Morgan Securities LLC	$150,000,000	$225,000,000	$225,000,000	$300,000,000	$375,000,000	$480,000,000	$495,000,000
BNP Paribas Securities Corp.	$65,000,000	$97,500,000	$97,500,000	$130,000,000	$162,500,000	$208,000,000	$214,500,000
Mizuho Securities USA LLC	$50,000,000	$75,000,000	$75,000,000	$100,000,000	$125,000,000	$160,000,000	$165,000,000
BofA Securities, Inc.	$45,000,000	$67,500,000	$67,500,000	$90,000,000	$112,500,000	$144,000,000	$148,500,000
Citigroup Global Markets Inc.	$35,000,000	$52,500,000	$52,500,000	$70,000,000	$87,500,000	$112,000,000	$115,500,000
TD Securities (USA) LLC	$35,000,000	$52,500,000	$52,500,000	$70,000,000	$87,500,000	$112,000,000	$115,500,000
Barclays Capital Inc.	$20,000,000	$30,000,000	$30,000,000	$40,000,000	$50,000,000	$64,000,000	$66,000,000
Commerz Markets LLC	$20,000,000	$30,000,000	$30,000,000	$40,000,000	$50,000,000	$64,000,000	$66,000,000
Goldman Sachs & Co. LLC	$20,000,000	$30,000,000	$30,000,000	$40,000,000	$50,000,000	$64,000,000	$66,000,000
HSBC Securities (USA) Inc.	$20,000,000	$30,000,000	$30,000,000	$40,000,000	$50,000,000	$64,000,000	$66,000,000
Standard Chartered Bank	$10,000,000	$15,000,000	$15,000,000	$20,000,000	$25,000,000	$32,000,000	$33,000,000
U.S. Bancorp Investments, Inc.	$10,000,000	$15,000,000	$15,000,000	$20,000,000	$25,000,000	$32,000,000	$33,000,000
Siebert Williams Shank & Co., LLC	$10,000,000	$15,000,000	$15,000,000	$20,000,000	$25,000,000	$32,000,000	$33,000,000
ING Financial Markets LLC	$5,000,000	$7,500,000	$7,500,000	$10,000,000	$12,500,000	$16,000,000	$16,500,000
Loop Capital Markets LLC	$5,000,000	$7,500,000	$7,500,000	$10,000,000	$12,500,000	$16,000,000	$16,500,000
Total	$500,000,000	$750,000,000	$750,000,000	$1,000,000,000	$1,250,000,000	$1,600,000,000	$1,650,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected securities dealers at the public offering price minus a concession of up to 0.200% of the principal amount of the floating rate notes, up to 0.200% of the principal amount of the 2027 notes, up to 0.250% of the principal amount of the 2028 notes, up to 0.350% of the principal amount of the 2030 notes, up to 0.375% of the principal amount of the 2033 notes, up to 0.400% of the principal amount of the 2036 notes and up to 0.525% of the principal amount of the 2055 notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to 0.150% of the principal amount per floating rate note, up to 0.150% of the principal amount per 2027 note, up to 0.150% of the principal amount per 2028 note, up to 0.250% of the principal amount per 2030 note, up to 0.250% of the principal amount per 2033 note, up to 0.250% of the principal amount per 2036 note and up to 0.350% of the principal amount per 2055 note to certain other brokers or dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In the underwriting agreement, we have agreed that:
•
We will pay our expenses related to the offering, which we estimate will be $13.8 million, excluding the underwriting discount.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of the notes (expressed as a percentage of the principal amount of the notes):
	Underwriting Discount Paid by the Company
	Per note	Total
Floating Rate Notes	0.350%	$1,750,000
2027 notes	0.350%	$2,625,000
2028 notes	0.400%	$3,000,000
2030 notes	0.600%	$6,000,000
2033 notes	0.625%	$7,812,500
2036 notes	0.650%	$10,400,000
2055 notes	0.875%	$14,437,500
Combined Total		$46,025,000
The notes are each a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. Certain of the underwriters (or affiliates thereof) are acting as joint lead arrangers, joint bookrunners, syndication agents, administrative agents, adjustment agents, dealers, co-managers or lenders under our credit facilities, including our revolving credit facility and our Delayed Draw Term Loan Facilities, and our commercial paper program. In addition, J.P. Morgan Chase Bank, N.A., BNP Paribas and Mizuho Bank, Ltd. are providing committed financing to fund the CCS Acquisition and are underwriters (or affiliates thereof) in this offering. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.
To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Offering Restrictions
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European

Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
(a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Australia
No prospectus or other disclosure document in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”) or the ASX Limited (operator of the Australian Securities Exchange) (the “ASX”).
In addition, the underwriters have not and do not intend to:
(1)   make or invite, an offer for issue or sale in Australia of any notes (including an offer or invitation which is received by a person in Australia); or
(2)   distribute or publish this prospectus supplement or any other offering material (whether in draft or final form) or advertisement relating to this offering in Australia, unless in either case (1) or (2):
(a)   the minimum aggregate consideration payable by each offeree or invitee is at least A$500,000 (or the equivalent in another currency, in either case disregarding moneys lent by the offeror or its associates, as defined in the Corporations Act) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7.9 of the Corporations Act;
(b)   the offer or invitation is not to a “retail client” for the purposes of Section 761G and 761GA of the Corporations Act; and

(c)   such action complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with, or registered by, ASIC.
Notes issued pursuant to this prospectus supplement must not be offered for sale (or transferred, assigned or otherwise alienated) to any person located in, or a resident of, Australia for at least 12 months after their issue, except in circumstances where the person is a person to whom a disclosure document or product disclosure statement is not required to be given under Chapter 6D or Chapter 7.9 of the Corporations Act.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes issued in exchange therefor. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Settlement
The notes will be ready for delivery in book-entry form only through the facilities of DTC for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about November 10, 2025, which is the tenth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+10”). You should be advised that trading of the notes may be affected by the T+10 settlement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their own advisor.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Latham & Watkins LLP. Certain legal matters in connection with the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Amphenol Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
AMPHENOL CORPORATION
Senior Debt Securities

We may offer from time to time, in one or more offerings, senior debt securities. This prospectus describes the general terms of these senior debt securities and the general manner in which we will offer them. We will provide a supplement to accompany this prospectus each time we offer any of these senior debt securities. The accompanying prospectus supplement will contain the terms of each series of senior debt securities, describe the specific manner in which we will offer such senior debt securities, and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to offer or sell any senior debt securities unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest.
We may offer and sell these senior debt securities, on a continuous or delayed basis, to or through one or more underwriters, dealers or agents, or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any of the senior debt securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No senior debt securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such senior debt securities.

Investing in our senior debt securities involves risks. See “Risk Factors” on page 5 of this prospectus, the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, and any risk factors described in the accompanying prospectus supplement, for a discussion of certain risks you should consider carefully before investing in our senior debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus, the available prospectus supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with different information. If you receive any different or inconsistent information, you should not rely on it.
You should assume that the information contained in this prospectus, the accompanying prospectus supplement, any freewriting prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell these senior debt securities in any jurisdiction where the offer or sale is not permitted.
The date of this prospectus is March 16, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities described in this prospectus.
This prospectus provides you with a general description of the senior debt securities we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that accompanies this prospectus that will provide specific information about the terms of that offering and the offered senior debt securities, including the specific amounts and prices of the senior debt securities offered. The accompanying prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The accompanying prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” Any information in the accompanying prospectus supplement or free writing prospectus that is inconsistent with this prospectus will modify or supersede the information in this prospectus.
The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
Before making your investment decision, you should read and carefully consider this prospectus, the accompanying prospectus supplement (and any applicable free writing prospectuses), and the related exhibits filed with the SEC, together with the additional information in the documents referred to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will modify or supersede the information in this prospectus.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable accompanying prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any accompanying prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “Amphenol” and “the Company” are to Amphenol Corporation and, as applicable, its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, that are not purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words such as “anticipate,” “could,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “optimistic,” “potential,” “guidance,” “may,” “should” or “would” and other words and terms of similar meaning.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates or other matters. Although the Company believes the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. A description of some of these uncertainties and other risks is included in the section entitled “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, as well as other reports filed with the SEC, including but not limited to Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not identified that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at this time or that we currently do not expect to cause actual results to differ materially from those contained in any forward-looking statements we may make and affect our operating and financial performance. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
Except as required by law, we do not undertake any obligation to update or publicly release any revisions to any forward-looking statement made by us or on our behalf to reflect new information, future events or changes in expectations after the date on which such forward-looking statement is made.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. Forms of the indenture and other documents establishing the terms of the offered senior debt securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of the SEC’s website is: http://www.sec.gov.
You can also obtain our Annual Reports, statements regarding our quarterly results, statements regarding any quarterly dividend payments, and other information about the Company at our website: http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus and the documents listed below. We hereby “incorporate by reference” the following documents that have been or will be filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 8, 2023;

•
our Current Report on Form 8-K, filed on January 12, 2023 (Item 5.02 only); and

•
all of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:
Investor Relations
Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Telephone No: (203) 265-8900
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our senior debt securities involves risks. In considering whether to purchase any senior debt securities, you should carefully consider the specific risks discussed under “Risk Factors” in the accompanying prospectus supplement. In addition to the information contained in this prospectus and the accompanying prospectus supplement, you should also carefully consider the information we have included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any applicable free writing prospectus. In particular, you should carefully consider the risks described under the heading “Risk Factors” contained in our Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q incorporated by reference herein. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered senior debt securities.

OUR COMPANY
Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.
Certain predecessor businesses of the Company were founded in 1932 and the Company was incorporated under the laws of the State of Delaware in 1986.
The Company’s strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of quality and service on a worldwide basis, while maintaining continuing programs of productivity improvement and cost control. Effective January 1, 2022, the Company aligned its businesses into three newly formed reportable business segments: (i) Harsh Environment Solutions, (ii) Communications Solutions and (iii) Interconnect and Sensor Systems. This new alignment, which replaced our historical reportable business segments, reinforces the Company’s entrepreneurial culture and the clear accountability of each of our business unit general managers, while enhancing the scalability of Amphenol’s business for the future. All businesses previously reported in the Interconnect Products and Assemblies segment have been aligned with one of the three newly formed segments. All businesses previously reported in the Cable Products and Solutions segment have been aligned with our newly formed Communications Solutions segment.
A description of each of our newly formed reportable business segments is as follows:
•
Harsh Environment Solutions — the Harsh Environment Solutions segment designs, manufactures and markets a broad range of ruggedized interconnect products, including connectors and interconnect systems, printed circuits and printed circuit assemblies and other products.

•
Communications Solutions — the Communications Solutions segment designs, manufactures and markets a broad range of connector and interconnect systems, including high speed, radio frequency, power, fiber optic and other products, together with antennas.

•
Interconnect and Sensor Systems — the Interconnect and Sensor Systems segment designs, manufactures and markets a broad range of sensors, sensor-based systems, connectors and value-add interconnect systems.

In conjunction with the new alignment of our business, the Company appointed three new segment managers to lead their respective reportable business segments, each reporting directly to the Company’s Chief Executive Officer. The Company began reporting under its new reportable segments in connection with its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and for each quarterly period thereafter. The Company reports under the new reportable segments structure in its annual report on Form 10-K for the year ended December 31, 2022, which includes the recasting of relevant segment information for the years ended December 31, 2021 and 2020, in order to enable year-over-year segment comparisons.
Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our website is located at http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

USE OF PROCEEDS
Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the senior debt securities that may be offered hereby for general corporate purposes. General corporate purposes may include repayment or redemption of existing indebtedness, common stock repurchases under the Company’s stock repurchase program and future acquisitions and strategic investment opportunities. The prospectus supplement relating to any specific offering of senior debt securities will contain a more detailed description of the use of proceeds of such offering.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
The following is a summary of the general terms of the senior debt securities we may issue under an indenture (the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (or any other trustee as set forth in a resolution of the board of directors of the Company, an officer’s certificate or a supplemental indenture pursuant to the indenture). The terms of the senior debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of the senior debt securities of any series and the extent, if any, to which such general terms may apply to the senior debt securities of such series will be described in the prospectus supplement applicable to the senior debt securities of such series. If there is any inconsistency between the information in this prospectus and the prospectus supplement applicable to the senior debt securities of such series, you should rely on the information in such accompanying prospectus supplement. This description of senior debt securities provides an overview of the material provisions of the senior debt securities and, to the extent applicable to the senior debt securities, the indenture. Since this description of senior debt securities is a summary, you should refer to the indenture for a complete description of our obligations and the rights of a holder of senior debt securities thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.
When we refer to “we,” “us” or “our” in this section, we refer only to Amphenol Corporation, the issuer of the senior debt securities, and not to its subsidiaries. Unless otherwise defined in this prospectus, capitalized terms used in this “Description of the Senior Debt Securities” section are defined under “— Definitions” below.
The senior debt securities will be our direct senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any secured debt to the extent of the value of the assets securing such indebtedness.
There is no requirement under the indenture that future issuances of our senior debt securities be issued under the indenture, and in connection with future issuances of other senior debt securities, we will be free to use other indentures or instruments, which may contain provisions different from those contained in the indenture or applicable to one or more series of senior debt securities issued thereunder.
The indenture does not limit the aggregate principal amount of senior debt securities that may be issued thereunder. The indenture provides that the senior debt securities may be issued in one or more series. The senior debt securities may be issued at various times and may have differing maturity dates and may bear different interest rates. The prospectus supplement applicable to the senior debt securities of any series will describe:
•
the designation and aggregate principal amount of the senior debt securities of such series and their authorized denominations (if other than $2,000 and integral multiples thereof);

•
the date or dates on which the senior debt securities of such series will mature;

•
the interest rate or rates, or method of calculation of such rate or rates, on the senior debt securities of such series, and the date from which such interest shall accrue;

•
the dates on which such interest will be payable or the method by which such dates are to be determined;

•
the record dates for payment of such interest;

•
any obligation to redeem or repurchase the senior debt securities of such series, whether pursuant to a sinking fund or analogous provision or at our option or the option of the holder thereof;

•
the period or periods within which, the price or prices at which, and the terms and conditions upon which, the senior debt securities of such series may be redeemed or repurchased, in whole or in part;

•
the inapplicability of any event of default or covenant set forth in the indenture relating to the senior debt securities, or the applicability of any other events of default or covenant in addition to the events of default or covenants set forth in the indenture relating to the senior debt securities;

•
the trustee for the securities of such series, if other than U.S. Bank Trust Company, National Association or its successors; or

•
other specific terms applicable to the senior debt securities of such series.

Principal of and premium, if any, and interest on the senior debt securities will be payable, and the senior debt securities may be exchanged or transferred, at our office or agency (which initially shall be the corporate trust office of the trustee, 185 Asylum Street, 27th Floor, Hartford, CT 06103), except that, at our option, payment of interest may be made by check mailed to the registered holders of the senior debt securities at their registered addresses. No service charge will be made for any registration of transfer or exchange of senior debt securities, but we or the trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, in any case where the date of payment of the principal of or premium, if any, or interest on the senior debt securities of any series, including the date, if any, fixed for redemption or repurchase of the senior debt securities of such series, shall not be a “business day” (as defined below), then payment of principal, premium or interest need not be made on that date at such place but may be made on the next succeeding business day, and no interest shall accrue for the intervening period. A “business day” shall mean a day that is not, in Hartford, Connecticut, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.
Ranking
The senior debt securities will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities will be structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.
Trustee
We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities, expenses and certain taxes incurred by the trustee in connection with its duties relating to the senior debt securities. The trustee’s claims for these payments will generally be senior to those of holders of senior debt securities in respect of all funds collected or held by the trustee.
Covenants
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series and except as discussed below, we are not restricted by the indenture from:
•
incurring any type of indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock; or

•
purchasing or redeeming our capital stock.

We are not required under the indenture to maintain any financial ratios or specified levels of net worth or liquidity.
The indenture contains various covenants, including, among others, the following:
Limitation on Liens
So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will, directly or indirectly, issue, incur, create, assume or guarantee any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal

Property or upon any shares of capital stock or indebtedness of any Restricted Subsidiary (a “mortgage”), whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired, unless prior to or at the same time the senior debt securities of such series are equally and ratably secured with or, at our option, prior to such secured indebtedness.
This restriction does not apply to:
(1)
mortgages on property, shares of capital stock or indebtedness or other assets of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such entity becoming a Restricted Subsidiary;

(2)
mortgages on property, shares of capital stock or indebtedness existing at the time of acquisition by us or any Restricted Subsidiary (which may include property previously leased by us and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition), provided that such mortgage was not incurred in anticipation of such acquisition;

(3)
mortgages on property, shares of capital stock or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition of such property, shares of capital stock or indebtedness, or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

(4)
mortgages in favor of us or another Restricted Subsidiary;

(5)
mortgages existing at the time of the closing of the offering of the senior debt securities of such series;

(6)
mortgages on property or other assets of any entity existing at the time such entity is merged into or consolidated with either us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to either us or any Restricted Subsidiary, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(7)
mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages;

(8)
mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(9)
mortgages securing all of the senior debt securities of such series outstanding under the indenture;

(10)
mortgages on accounts receivable securing our indebtedness; or

(11)
extensions, renewals or replacements of any mortgage referred to in clauses (1) through (10) above without increase of the principal of the indebtedness secured by the mortgage;

provided, however, that any mortgages permitted by any of the clauses above shall not extend to or cover any property of ours or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.
Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary are permitted to issue, incur, create, assume or guarantee indebtedness secured by a mortgage without equally and ratably securing the senior debt securities of such series then outstanding under the indenture, if, after giving effect thereto and any concurrent retirement of indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under clauses (1) through (11) above) does not at such time exceed 15% of Consolidated Net Tangible Assets.

Notwithstanding the foregoing, any mortgage securing the senior debt securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the indebtedness secured by the mortgage giving rise to the mortgage securing the senior secured securities (including any deemed release upon payment in full of all obligations under such indebtedness).
Limitation on Sale/Leaseback Transactions
So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will enter into any “sale/leaseback transaction” (as defined below) with respect to any Principal Property, whether now owned or hereafter acquired by us or any Restricted Subsidiary, unless:
(a)
we or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such sale/leaseback transaction, without equally and ratably securing the senior debt securities of such series under the covenant described in “— Limitation on Liens” above; or

(b)
the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property’s fair market value, as determined by our board of directors, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets that are Principal Property or to the repayment of senior indebtedness of us or any Restricted Subsidiary.

This restriction does not apply to sale/leaseback transactions:
•
entered into prior to the time of the closing of the offering of the senior debt securities of such series;

•
between us and any Restricted Subsidiary or between Restricted Subsidiaries;

•
under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof;

•
involving leases for a period of no longer than three years; or

•
in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

A “sale/leaseback transaction” means an arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any Restricted Subsidiary transfers, such property to a person and either we or any Restricted Subsidiary leases it back from such person.
Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary will be permitted to enter into sale/leaseback transactions that would otherwise be subject to such restrictions, without complying with the requirements of clauses (a) and (b) above, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale/leaseback transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by mortgages permitted by any of clauses (1) through (11) under “— Limitation on Liens” above, does not exceed 15% of Consolidated Net Tangible Assets.
A sale/leaseback transaction shall not be deemed to result in the creation of a mortgage.
Merger, Consolidation or Sale of Assets
We may, without the consent of the holders of any outstanding series of senior debt securities, consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets to, or merge with or into, any other person or entity, provided that:
(i)
we shall be the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of the assets is organized and validly existing as a corporation under the laws of any state of the United States of America, or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on the senior debt securities and the performance or observance of every covenant in the indenture on our part to be performed or observed;
(ii)
immediately after giving effect to the transaction, no default shall have occurred and be continuing with respect to the any series of senior debt securities; and

(iii)
an officer’s certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with the clauses (i) and (ii) above and that all conditions precedent herein provided for relating to such transaction have been complied with.

The successor person or entity will succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture, but in the case of a lease of all or substantially all of our assets, we will not be released from the obligation to pay the principal of and premium, if any, and interest on the senior debt securities.
Definitions
For purposes of this “Description of the Senior Debt Securities” section, the following terms have the following meanings:
“Attributable Debt” means, when used in connection with a sale/leaseback transaction, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale/leaseback transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale/leaseback transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.
“Consolidated Net Tangible Assets” means the aggregate amount of assets included on our consolidated balance sheet as of the most recent fiscal quarter end for which such consolidated balance sheet is available, minus (a) all current liabilities, except for current maturities of long-term debt and current maturities of obligations under capital leases, and (b) total goodwill and other intangible assets, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with generally accepted accounting principles.
“default” means any event that is, or after notice or passage of time or both would be, an event of default under the indenture.
“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (b) the financing of a project involving the development or expansion of our properties or those of any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our assets or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Principal Property” means the land, land improvements, buildings (to the extent they constitute real property interests and including any leasehold interest therein) and fixtures (including, for the avoidance of doubt, all machinery and equipment) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) that:
•
is owned by us or any of our subsidiaries;

•
is located within any of the present 50 states of the United States of America (or the District of Columbia); and

•
has not been determined in good faith by our board of directors not to be materially important to the total business conducted by us and our subsidiaries taken as a whole.

“Restricted Subsidiary” means any of our direct or indirect subsidiaries that owns any Principal Property; provided, however, that the term “Restricted Subsidiary” does not include:
•
any such subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America our operations or those of our subsidiaries; or

•
any such subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by us, by one or more of our other subsidiaries or by us and one or more of our other subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or in the over-the-counter market.

“Voting Stock” of a person means all classes of any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity, to the extent then outstanding and normally entitled to vote in the election of such person’s directors, managers or trustees, as applicable.
Defaults
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, each of the following is an “event of default” with respect to the senior debt securities of such series under the indenture:
(1)
a default in the payment of any interest on any debt security of such series when it becomes due and payable, and the continuance of such default for a period of 30 days;

(2)
a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, including at the stated maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(3)
a failure by us to comply with our other convenants or warranties contained in the indenture (other than any such covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this paragraph and other than a covenant or warranty that is solely for the benefit of debt securities other than such series) continuing for 90 days after written notice has been given as provided in the indenture;

(4)
(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness in an amount in excess of $50,000,000 or (b) a default on any of our indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $50,000,000; or

(5)
the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If an event of default with respect to the senior debt securities of any series, other than an event of default described in clause (5) above, occurs and is continuing, then the trustee (acting at the request or direction of the holders) or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice to us may declare the principal of and accrued but unpaid interest on all the senior debt securities of such series to be due and payable. Upon this declaration, principal of and interest on the senior debt securities of such series will be immediately due and payable. If an event of default described in clause (5) above occurs and is continuing, the principal of and accrued but unpaid interest on all the senior debt securities of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may rescind any acceleration with respect to the senior debt securities of such series and its consequences.
If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will be required to exercise all rights or powers under the indenture at the written request or direction of any of the holders, provided the holders provide the trustee with a security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of senior debt securities of any series may pursue any remedy with respect to the indenture or the senior debt securities unless:
•
such holder previously notified the trustee that an event of default is continuing;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series requested the trustee to pursue the remedy;

•
such holders offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request;

•
the trustee has not complied with the holder’s request within 60 days after its receipt of such notice, request and offer of security or indemnity; and

•
the holders of a majority in principal amount of the outstanding senior debt securities of such series have not given the trustee a direction inconsistent with the request within the 60-day period.

Generally, the holders of a majority in principal amount of the outstanding senior debt securities of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the senior debt securities of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of senior debt securities of such series or that would expose the trustee to personal liability.
If a default or event of default with respect to the senior debt securities of a series occurs and is continuing and a responsible officer of the trustee has notice thereof, the trustee must mail to each holder of any debt security of such series notice of the default or event of default within 90 days after it occurs, or if later, after a responsible officer of the trustee has notice of such default or event of default. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest on any debt security of such series, the trustee may withhold notice if the trustee determines in good faith that withholding notice is in the interests of the holders.
In addition, we are required, so long as any of the senior debt securities are outstanding, deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate stating whether or not, to the knowledge of the signers thereof, we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided hereunder), and if a default or event of default shall have occurred, specifying all such defaults or events of default and the nature and status thereof of which we may have knowledge. We also are required, so long as any of the senior debt securities are outstanding, to deliver to the trustee, within 30 days after becoming aware of any default or event of default, an officer’s certificate specifying such default or event of default and what action we are taking or propose to take with respect thereto.
Amendments and Waivers
We and the trustee may amend the indenture as to the senior debt securities of any series with the written consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. Any past default or compliance with any provisions of the indenture or the senior debt securities of such series may be waived with the written consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. These consents may be obtained through a tender offer or exchange offer for the senior debt securities of such series.
Without the consent of each holder of an outstanding debt security of any series, we and the trustee may not amend the indenture as to such series to:
•
reduce the amount of senior debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security of such series;

•
reduce the principal of or premium, if any, on any debt security of such series or change its maturity, including the stated maturity or the date of redemption or required repurchase thereof;

•
reduce the principal amount of discount securities payable upon acceleration of the maturity thereof;

•
make any debt security of such series payable in any currency other than that stated in the debt security of such series;

•
impair the right of any holder of any debt security of such series to receive payment of principal of and interest on the senior debt securities of such series on or after the due dates for the payment of the principal or interest or to institute suit for the enforcement of any payment on or with respect to the senior debt securities of such series;

•
make any changes that would affect the ranking of the senior debt securities of such series in a manner adverse to the holders thereof;

•
make any change in the amendment or waiver provisions relating to the senior debt securities of such series that require the consent of each holder thereof; or

•
make any change in Sections 6.8 or 6.13 of the indenture relating to the right of holders to receive payment of principal and interest and the waiver past defaults.

We and the trustee may, however, amend or supplement the indenture without the consent of any holder of the senior debt securities of any series as to:
•
cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the senior debt securities of such series;

•
comply with Article V of the indenture, including the assumption by a successor entity of our obligations under the indenture as to the senior debt securities of such series;

•
provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•
add guarantees or collateral security with respect to the senior debt securities of such series;

•
add to our covenants under the indenture for the benefit of the holders of the senior debt securities of such series or to surrender any right or power conferred upon us as to the senior debt securities of such series;

•
make any change that does not adversely affect the rights of any holder of senior debt securities of such series in any material respect;

•
provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the indenture;

•
change or eliminate any of the provisions of the indenture provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such amendment or supplement that is adversely affected by such provision;

•
evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of this indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•
comply with any requirement of the SEC regarding qualification of the indenture under the Trust Indenture Act of 1939.

It is not necessary that any consent of the holders of the senior debt securities of any series required under the indenture approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Transfer and Exchange
A holder may transfer or exchange senior debt securities of a series in accordance with the indenture. Upon any transfer or exchange, the registrar of the senior debt securities and the trustee may require a holder to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable as part of the transfer or exchange. We are not required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt security for a period of 15 days prior to a selection of senior debt securities to be redeemed. The senior debt securities will be issued in registered form and the registered holder of a debt security will be treated as the owner of the debt security for all purposes.
Defeasance
With respect to the senior debt securities of any series, we may, at any time, terminate all of our obligations under the senior debt securities of such series and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the senior debt securities of such securities, to replace mutilated, destroyed, lost or stolen senior debt securities of such series and to maintain a registrar and paying agent in respect of the senior debt securities of such series. We at any time may terminate our obligations with respect to the senior debt securities of any series under the covenants described under “— Covenants” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the prospectus supplement applicable to the senior debt securities of any series (“covenant defeasance”).
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the senior debt securities of any series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option, payment of the senior debt securities of such series may not be accelerated because of an event of default described in clause (3) (except for the covenant described under “— Covenants — Merger, Consolidation or Sale of Assets”) or clause (4) under “— Defaults” above.
To exercise either defeasance option with respect to the senior debt securities of any series:
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we must irrevocably deposit with the trustee, in trust for the benefit of the holders of the senior debt securities of such series, money or U.S. government obligations that will provide cash at the times and in the amounts as will be sufficient to pay principal, premium and interest when due on all the senior debt securities of such series to maturity or redemption;

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we must deliver to the trustee an opinion of counsel that will provide that the beneficial owners of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;

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in the case of legal defeasance only, the opinion of counsel referred to in the clause above must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law;

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we must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent to exercising either defeasance option have been complied with;

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such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

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no default shall have occurred and be continuing.

Concerning the Trustee
The U.S. Bank Trust Company, National Association (or any other trustee as set forth in a resolution of the board of directors of the Company, an officer’s certificate or a supplemental indenture pursuant to the indenture) is the trustee under the indenture and is also registrar and paying agent of the senior debt securities.
The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions with us and our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign as trustee under the indenture.
Governing Law
The indenture provides that it and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the senior debt securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the senior debt securities offered by this prospectus:
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to or through underwriting syndicates represented by managing underwriters;

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to or through one or more underwriters without a syndicate;

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through agents;

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through dealers for public offering and sale by them;

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directly to investors; or

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through a combination of any of the foregoing methods of sale.

The accompanying prospectus supplement will set forth the terms of the offering of the senior debt securities and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the name or names of any underwriters, dealers or agents;

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the public offering price of such senior debt securities;

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any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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the proceeds to us from that sale; and

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any securities exchange or market on which such securities may be listed.

If we use underwriters in the offering and sale of the senior debt securities, the senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of the underwriters to purchase the senior debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the senior debt securities of a series if any are purchased. Only those underwriters identified in the accompanying prospectus supplement are deemed to be underwriters in connection with the senior debt securities offered in such prospectus supplement.
We may sell the senior debt securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the accompanying prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If a dealer is utilized in the sale of any of the senior debt securities, we will sell the senior debt securities to the dealer, as principal. The dealer may then resell the senior debt securities to the public at varying prices to be determined by such dealer at the time of resale.
The distribution of the senior debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the accompanying prospectus supplement specifies. In connection with the sale of the senior debt securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the senior debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of the senior debt securities may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents participating in the distribution of the senior debt securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions they receive and any profit they realize on the resale of the senior debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will provide in the accompanying prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters, dealers or agents in connection with the offering of the senior debt securities.
Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase the senior debt securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the accompanying prospectus supplement will set forth the commissions payable for solicitation of such contracts.
Each series of senior debt securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell the senior debt securities for public offering and sale may make a market in such senior debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any senior debt securities.
The senior debt securities may or may not be listed on a national securities exchange. During and after an offering through underwriters, the underwriters may purchase and sell the senior debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the senior debt securities. As a result, the price of the senior debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.
Certain of the underwriters who participate in the distribution of the senior debt securities, and their affiliates, may perform various commercial banking and investment banking services for us and our affiliates from time to time in the ordinary course of business.

LEGAL MATTERS
The validity of, and certain other legal matters with respect to, the senior debt securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP. Any underwriter, dealer or agent will be advised about other legal issues relating to any specific offering of the senior debt securities by its own legal counsel.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Amphenol Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Amphenol Corporation
$500,000,000 Floating Rate Senior Notes due 2027
$750,000,000 3.800% Senior Notes due 2027
$750,000,000 3.900% Senior Notes due 2028
$1,000,000,000 4.125% Senior Notes due 2030
$1,250,000,000 4.400% Senior Notes due 2033
$1,600,000,000 4.625% Senior Notes due 2036
$1,650,000,000 5.300% Senior Notes due 2055

PROSPECTUS SUPPLEMENT
October 27, 2025

Joint Book-Running Managers
J.P. Morgan BNP PARIBAS Mizuho BofA Securities
CitigroupTD SecuritiesBarclaysCOMMERZBANKGoldman Sachs & Co. LLC HSBC
Senior Co-Managers
Standard Chartered Bank US Bancorp
Co-Managers
Siebert Williams Shank	ING	Loop Capital Markets